Exhibit 10.2

FORM FOR U.S. EMPLOYEES

IKON OFFICE SOLUTIONS, INC.

2006 OMNIBUS EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT

The Human Resources Committee of the Board of Directors of IKON Office Solutions, Inc. has determined to grant to you a nonqualified stock option to purchase shares of common stock of IKON Office Solutions, Inc. under the IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan (the “Plan”). The terms of the grant are set forth in the Nonqualified Stock Option Grant Agreement (the “Grant”) provided to you. The following provides a summary of the key terms of the Grant; however, you should read the entire Grant, along with the terms of the Plan, to understand the Grant fully.

SUMMARY OF NONQUALIFIED STOCK OPTION GRANT

Participant:	—
Date of Grant:	__________ __, 200_
Total Number of Shares Granted:	—
Exercise Price Per Share:	$—
Exercisability Schedule*:	1/3 on each of the first three
anniversaries of the Date of Grant
Term/Expiration Date**:	__________ __, 200_

* The Participant must be employed by the Company (as defined in the Plan) on the applicable date for the option to become exercisable.

• Unless terminated earlier in accordance with the terms of the Grant and the Plan.

IKON OFFICE SOLUTIONS, INC.

2006 OMNIBUS EQUITY COMPENSATION PLAN

NONQUALIFIED STOCK OPTION GRANT AGREEMENT

This STOCK OPTION GRANT AGREEMENT, dated as of      , 200     (the “Date of Grant”), is delivered by IKON Office Solutions, Inc. (“IKON” ), to      (the “Participant”).

RECITALS

A. The IKON Office Solutions, Inc. 2006 Omnibus Equity Compensation Plan (the “Plan”) provides for the grant of nonqualified stock options to purchase shares of common stock, no par value per share, of IKON (“Common Stock”).

B. The Human Resources Committee of the Board of Directors of IKON (the “Committee”) has decided to make a nonqualified stock option grant, subject to the terms and conditions set forth in this Stock Option Grant Agreement (the “Agreement”) and the Plan, as an inducement for the Participant to promote the best interests of IKON and its shareholders and in consideration for the Participant’s execution of a non-competition/non-solicitation agreement and/or the Participant’s continued compliance with the non-competition/non-solicitation covenants contained in any previously executed agreement. The Participant may receive a copy of the Plan by contacting Shareholder Services at 610-296-8000.

NOW, THEREFORE, the parties to this Agreement, intending to be legally bound hereby, agree as follows:

1. Grant of Option. Subject to the terms and conditions set forth in this Agreement and in the Plan, IKON hereby grants to the Participant a nonqualified stock option (the “Option”) to purchase      shares of Common Stock of IKON (“Shares”) at an exercise price of $    per Share. The Option shall become exercisable according to Paragraph 2 below. The Option is not intended to qualify as an “incentive stock option” under section 422 of the Internal Revenue Code of 1986, as amended.

2. Exercisability of Option. The Option shall become exercisable on the following dates, if the Participant is employed by the Company (as defined in the Plan) on the applicable date:

Date Shares for Which the Option is Exercisable
[First anniversary of the Date of Grant] [Second anniversary of the Date of Grant] [Third anniversary of the Date of Grant]	[34% of the shares] [33% of the shares] [33% of the shares]

3.

Term of Option.

(a) The Option shall have a term of ten years from the Date of Grant and shall terminate at the expiration of that period, unless it is terminated at an earlier date pursuant to the provisions of this Agreement or the Plan.

(b) Unless otherwise provided in an Employment Agreement entered into between the Participant and the Company prior to the Date of Grant which has been properly approved by the Company in accordance with established policy, the Option shall automatically terminate upon the happening of the first of the following events:

(i) If the Participant ceases to be employed by the Company for any reason other than a termination for Cause (as defined below), death, Disability (as defined below), or Retirement (as defined below), the Participant may exercise any portion of the Option that is exercisable on the date the Participant ceases to be employed by the Company for a period of three months following the date of such termination of employment (or the remaining term of the Option, if shorter).

(ii) If the Participant ceases to be employed by the Company due to Retirement, any portion of the Option that is scheduled to become exercisable within the three year period following the date of the Participant’s termination of employment on account of Retirement shall continue to become exercisable in accordance with its terms. In addition, the Participant may exercise any portion of the Option that is exercisable as of the date of the Participant’s termination of employment with the Company for Retirement for a period of three years from the date of such termination (or the remaining term of the Option, if shorter), and, with respect to any portion of the Option that becomes exercisable after the date of the Participant’s termination of employment as provided in this clause, the Participant may exercise such portion of the Option after it becomes exercisable until the end of the three year period from the date of the Participant’s termination of employment (or the remaining term of the Option, if shorter) on account of Retirement. Notwithstanding anything contained herein to the contrary, the extended exercisability period for Retirement will not be provided to any Participant who has violated any statutory, common law or contractual obligations to the Company (including, without limitation, any confidentiality, non-solicitation and non-competition obligations that may be in effect) without regard to whether such violation has occurred before or after the date of termination. For purposes of this Agreement, the term “Retirement” shall mean the Participant voluntarily terminates employment with the Company after attaining age 55 and completing five years of employment with the Company.

(iii) If the Participant ceases to be employed by the Company due to death or Disability, any portion of the Option that is not exercisable as of the date of the Participant’s termination of employment shall become exercisable on the date of such termination of employment and the Participant or the Participant’s legal representative(s), in the case of death, may exercise any portion of the Option that is exercisable on the date of termination for a period of one year following the date of the Participant’s termination of employment (or the remaining term of the Option, if shorter). For purposes of this Agreement, the term “Disability” shall mean as such term is defined in IKON’s Long-Term Disability Plan.

(iv) If the Participant ceases to be employed by the Company because of a termination for Cause, the Participant’s Option shall immediately terminate as of the date of such termination and no portion of the Option may be exercisable by the Participant after such termination. For purposes of this Agreement, the term “Cause” shall mean (i) the Participant fails to comply with any material written Company policy, as the same may from time to time be adopted and/or modified by the Company, including, but not limited to, IKON’s Code of Ethics; or (ii) the Participant has committed an act of dishonesty, moral turpitude or theft against the Company or has breached the Participant’s duties of loyalty to the Company.

Notwithstanding the foregoing, in no event may any portion of the Option be exercised after the date that is immediately before the tenth anniversary of the Date of Grant. Any portion of the Option that is not exercisable at the time the Participant ceases to be employed by the Company shall immediately terminate, unless such Option becomes exercisable as provided in clause (ii) above with respect to a termination on account of Retirement.

4. Cancellation and Rescission of Option. IKON may cancel any unexpired or unexercised portion of the Option, whether exercisable or not, at any time if the Participant is not in compliance with all of the following conditions:

(a) The Participant shall not render services for any organization or engage directly or indirectly in any business which would cause the Participant to breach any of the post-employment prohibitions contained in any agreement between the Company and the Participant.

(b) The Participant shall not, without prior written authorization from the Company, disclose to anyone outside the Company, or use in other than the Company’s business, any confidential information or material, as defined in any agreement between the Company and the Participant which contains post-employment prohibitions, relating to the business of the Company, acquired by the Participant either during or after employment by the Company.

(c) The Participant, pursuant to any agreement between the Company and the Participant which contains post-employment prohibitions, shall disclose promptly and assign to the Company all right, title, and interest in any invention or idea, patentable or not, made or conceived by the Participant during employment by the Company, relating in any manner to the actual or anticipated business, research or development work of the Company and shall do anything reasonably necessary to enable the Company to secure a patent where appropriate in the United States and in foreign countries.

5. Exercise Procedures.

(a) Subject to the provisions of Paragraphs 2, 3 and 4 above, the Participant (or the Participant’s legal representatives in the event of his or her death) may exercise part or all of the exercisable Option by giving IKON written notice of intent to exercise in the manner provided in this Agreement, specifying the number of Shares as to which the Option is to be exercised. The Option exercise price shall be paid prior to the delivery of the shares by (i) making payment in full in cash or check payable to the order of IKON; (ii) making arrangements for a broker-assisted exercise (in which the broker forwards the exercise price); (iii) tendering shares of already-owned IKON stock; or (iv) by such other method as the Committee may approve, to the extent permitted by applicable law. Upon exercise of the Option (and provided the Company has received all necessary tax withholding amounts) a stock certificate or stock certificates representing the number of shares of common stock to which the Participant is entitled shall be delivered to the Participant (or the Participant’s legal representatives, in the event of his or her death or to the broker, for broker-assisted exercises). IKON reserves the right to specify the procedures to be used in exercising the Option under this Agreement. Any broker-assisted exercise must be made in accordance Regulation T of the Federal Reserve Board. The Committee may impose from time to time such limitations as it deems appropriate on the use of shares of Common Stock to exercise the Option.

(b) The obligation of IKON to deliver Shares upon exercise of the Option shall be subject to all applicable laws, rules and regulations and such approvals by governmental agencies as may be deemed appropriate by the Committee, including such actions as IKON counsel shall deem necessary or appropriate to comply with relevant securities laws and regulations. IKON may require that the Participant (or other person exercising the Option after the Participant’s death) represent that the Participant is purchasing the Shares for the Participant’s own account and not with a view to or for sale in connection with any distribution of the Shares, or such other representation as the Committee deems appropriate. The Participant understands and agrees that the exercise of the Option and sale of the corresponding Shares is subject to, and must comply with, IKON’s Insider Trading Policy.

6. Change in Control. The provisions of the Plan applicable to a Change in Control (as defined in the Plan) shall apply to the Option, and, in the event of a Change in Control, the Option shall automatically become fully exercisable.

7. Restrictions on Exercise. The Option shall not be assignable or transferable by the Participant except by will or by the laws of descent and distribution. During the life of the Participant, the Option shall be exercisable only by the Participant. After the Participant’s death, the Option shall be exercisable (subject to the limitations specified in this Agreement and the Plan) solely by the legal representatives of the Participant, or by the person who acquires the right to exercise the Option by will or by the laws of descent and distribution, to the extent that the Option is exercisable pursuant to this Agreement.

8. Grant Subject to Plan Provisions. This grant is made pursuant to the Plan, the terms of which are incorporated herein by reference, and in all respects shall be interpreted in accordance with the Plan. In the event of any contradiction, distinction or difference between this Agreement and the terms of the Plan, the terms of the Plan will control. The grant and exercise of the Option are subject to interpretations, regulations and determinations concerning the Plan established from time to time by the Committee in accordance with the provisions of the Plan, including, but not limited to, provisions pertaining to (i) rights and obligations with respect to withholding taxes, (ii) the registration, qualification or listing of the Shares, (iii) changes in capitalization of IKON, and (iv) other requirements of applicable law. The Committee shall have the authority to interpret and construe the Option pursuant to the terms of the Plan, and its decisions shall be conclusive as to any questions arising hereunder. By receiving this grant, the Participant hereby agrees to be bound by the terms and conditions of the Plan and this Agreement. The Participant further agrees to be bound by the determinations and decisions of the Committee with respect to this Agreement and the Plan and the Participant’s rights to benefits under this Agreement and the Plan and agrees that all such determinations and decisions of the Committee shall be binding on the Participant, his or her beneficiaries and any other person having or claiming an interest under this Agreement and the Plan on behalf of the Participant.

9. No Guarantee of Continued Employment. The grant of the Option shall not confer upon the Participant any right to be retained by or in the employ of the Company and shall not interfere in any way with the right of the Company to terminate the Participant’s employment at any time. The right of the Company to terminate at-will the Participant’s employment at any time for any reason is specifically reserved.

10. No Shareholder Rights. Neither the Participant, nor any person entitled to exercise the Participant’s rights in the event of the Participant’s death, shall have any of the rights and privileges of a shareholder with respect to the Shares subject to the Option, until certificates for Shares have been issued upon the exercise of the Option.

11. Assignment and Transfers. The rights and interests of the Participant under this Agreement may not be sold, assigned, encumbered or otherwise transferred except, in the event of the death of the Participant, by will or by the laws of descent and distribution. In the event of any attempt by the Participant to alienate, assign, pledge, hypothecate or otherwise dispose of the Option or any right hereunder, except as provided for in this Agreement, or in the event of the levy or any attachment, execution or similar process upon the rights or interests hereby conferred, IKON may terminate the Option by notice to the Participant, and the Option and all rights hereunder shall thereupon become null and void. The rights and protections of IKON hereunder shall extend to any successors or assigns of IKON and to IKON’s parents, subsidiaries and affiliates. This Agreement may be assigned by IKON without the Participant’s consent.

12. Tax Consequences and Withholding. The exercise of the Option will result in taxable income to the Participant, subject to withholding, and the Participant (or the Participant’s legal representative in the event of death) shall be solely responsible for all tax consequences that result from the exercise of the Option, as well as any subsequent sale of the Shares received upon exercise of the Option. The Participant (or the Participant’s legal representatives in the event of death) shall pay to the Company, or make other arrangements satisfactory to the Company to provide for the payment of, any federal, state, local or other taxes that the Company is required to withhold with respect to the exercise of the Option.

13. Applicable Law. The validity, construction, interpretation and effect of this instrument shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania, without giving effect to the conflicts of laws provisions thereof.

14. Notice. Any notice to IKON provided for in this instrument shall be addressed to IKON in care of Shareholder Services at the principal corporate office of IKON, and any notice to the Participant shall be addressed to such Participant at the current address shown in the records of IKON, or to such other address as the Participant may designate to IKON in writing. Any notice shall be delivered by hand, sent by telecopy or enclosed in a properly sealed envelope addressed as stated above, registered and deposited, postage prepaid, in a post office regularly maintained by the United States Postal Service.

IN WITNESS WHEREOF, IKON has caused its duly authorized officer to execute this Nonqualified Stock Option Grant Agreement effective as of the Date of Grant.

IKON OFFICE SOLUTIONS, INC.

By:
Name:
Title: